UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the members of Lincolnway Energy was held on March 4, 2013. There were five matters voted upon by the members at the annual meeting, with those five matters set out below.

Proposal 1 -	Vote on Increase in the Number of Directors of Lincolnway Energy from Nine to Ten

One of the matters voted upon by the members at the annual meeting was to increase the number of directors of Lincolnway Energy from nine to ten. The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes regarding the proposal was as follows:

For	Against or Withheld	Abstentions	Broker Non-Votes
15,778	6,579	449	—

Proposal 2 -    Vote on Election of Directors

Another matter voted upon by the members at the annual meeting was the election of directors. After the approval of Proposal 1 set forth above by the members, Lincolnway Energy had ten directors, who are divided into three classes based upon the length of their term. Each director is elected to a three-year term and until his or her successor is elected, and the terms of the directors are staggered so that the term of three directors expires in one year, the term of another three directors expires in another year, and the term of four directors expires in another year.

The three directors whose term expired at the annual meeting were James Hill, Richard Johnson and Kurt Olson.

Given the approval of the increase in the number of directors of Lincolnway Energy from nine to ten by the members, four director positions needed to be filled at the annual meeting.

The vote of a plurality of the membership units which were voted on the election of the directors was the act of the members on that matter. A plurality vote means that the four nominees who received the highest number of votes would be elected to fill the four director positions.

There were five nominees for the four director positions. The nominees were James Hill, Richard Johnson, Kurt Olson, Gregory Geoffroy and F. Warren Pitcher. Of those nominees, James Hill, Richard Johnson, Kurt Olson and Gregory Geoffroy were elected as a director at the annual meeting, to serve until the annual meeting of the members which will be held in 2016 and until their successors are elected.

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the five nominees for election as a director at the annual meeting was as follows:

Name	For	Against or Withheld	Abstentions	Broker Non-Votes
James Hill	16,630	5,394	782	—
Richard Johnson	16,987	5,037	782	—
Kurt Olson	17,413	4,611	782	—
Gregory Geoffroy	17,553	4,471	782	—
F. Warren Pitcher	9,000	13,024	782	—

The directors whose term of office continued after the annual meeting of the members were Brian Conrad, Timothy Fevold, Jeff Taylor, William Couser, Rick Vaughan and Terry Wycoff.

Proposal 3 -    Vote on Ratification of Selection of Lincolnway Energy's Auditor

Another proposal voted upon by the members at the annual meeting was the ratification of the selection of McGladrey LLP to act as auditor for Lincolnway Energy for the fiscal year ending September 30, 2013. The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, regarding the proposal was as follows:

For	Against Or Withheld	Abstentions	Broker Non-Votes
22,048	442	316	—

Proposal 4 -	Vote on Amendment of Section 4.16(f) of the Second Amended and Restated Operating Agreement

Another matter submitted to the vote of the members at the annual meeting was to amend Section 4.16(f) of the Second Amended and Restated Operating Agreement of Lincolnway Energy to delete both references to "45,608" in Section 4.16(f) and by substituting in both such places the number "90,000". The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes regarding the proposal was as follows:

For	Against or Withheld	Abstentions	Broker Non-Votes
14,324	7,190	1,292	—

The amendment to Section 4.16(f) was evidenced by an Amendment to Second Amended and Restated Operating Agreement, and a copy of that amendment is filed as an exhibit to this Form 8-K.

Proposal 5 -	Vote on Deletion of Section 4.16(g) of the Second Amended and Restated Operating Agreement

Another matter submitted to the vote of the members at the annual meeting was to delete Section 4.16(g) of the Second Amended and Restated Operating Agreement, to reletter the remaining subparagraphs in Section 4.16 and the revision of the internal references to subparagraphs within Section 4.16 accordingly, and to delete all references to Section 4.16(g) in all other sections of the Second Amended and Restated Operating Agreement. The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes regarding the proposal was as follows:

For	Against or Withheld	Abstentions	Broker Non-Votes
14,675	6,377	1,754	—

The amendments approved pursuant to this proposal were evidenced by an Amendment to Second Amended and Restated Operating Agreement, and a copy of that Amendment is filed as an exhibit to this Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibit Number    Description

3.2.1	Amendment to Second Amended and Restated Operating Agreement of Lincolnway Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: March 6, 2013	By:	/s/ Kim Supercynski
Kim Supercynski, Interim President and Chief Executive Officer; Chief Financial Officer